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                                 EXHIBIT (32)(d)
   CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER OF JAMES CABLE FINANCE CORP.
           FURNISHED PURSUANT TO U.S.C. SECTION 1350 (SECTION 906 OF
                        THE SARBANES-OXLEY ACT OF 2002)

      Pursuant to 18 U.S.C. Section 1350, the undersigned officer of James Cable Finance Corp. (the "Company") hereby certifies, to such officer's knowledge, that the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated:  August 14, 2003                    /s/ Daniel K. Shoemaker
                                           -----------------------
                                           Daniel K. Shoemaker
                                           Treasurer
                                           (Principal Financial Officer)

The foregoing certification accompanies the filing and is being furnished solely pursuant to 18 U.S.C. Section 1350.

      A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to James Cable Finance Corp. and will be retained by James Cable Finance Corp. and furnished to the Securities and Exchange Commission or its staff upon request.